Registration No. 333-129678

As filed with the Securities and Exchange Commission on December 29, 2010

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST EFFECTIVE AMENDMENT NO. 2

TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

GAINSCO, INC.

(Exact name of registrant as specified in its charter)

Texas	75-1617013
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3333 Lee Parkway, Suite 1200

Dallas, Texas 75219

(Address of principal executive offices) (Zip Code)

GAINSCO, INC.

2005 Long-Term Incentive Compensation Plan

(Full title of the Plan)

John S. Daniels, Esq.

General Counsel

GAINSCO, INC.

3333 Lee Parkway, Suite 1200

Dallas, Texas 75219

(972) 692-4301

(Name, address, including zip code, and telephone number, including area code, of agent for service)

EXPLANATORY NOTE

On November 14, 2005, GAINSCO, INC., a Texas corporation (the “Company”), filed a Registration Statement on Form S-8 (Registration No. 333-129678) (the “Registration Statement”), which registered shares of its common stock as may be offered or issued in the GAINSCO, INC. 2005 Long-Term Incentive Compensation Plan, as amended (the “Plan”). On June 28, 2010, Post-effective Amendment No. 1 to the Registration Statement (“Amendment No. 1”) was filed to deregister and remove from registration the shares and plan interests previously registered that had not been sold. Amendment No. 1 incorrectly cited the registration number for the Registration Statement but correctly identified the Plan as the employee benefit plan to which the Registration Statement relates.

The purpose of this Post-Effective Amendment No. 2 to the Registration Statement is to identify the correct reference to Registration No. 333-129678, rather than that stated in Amendment No. 1. The contents of Amendment No. 1 are hereby incorporated by reference in this Post-Effective Amendment No. 2.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on December 29, 2010.

GAINSCO, INC.

By:	** /s/ Glenn W. Anderson
Glenn W. Anderson
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates included:

Name	Title	Date

** /s/ Robert W. Stallings Robert W. Stallings	Chairman of the Board	December 29, 2010

** /s/ Glenn W. Anderson Glenn W. Anderson	President, Chief Executive Officer and Director	December 29, 2010

/s/ Daniel J. Coots Daniel J. Coots	Senior Vice President, Chief Financial Officer and Chief Accounting Officer	December 29, 2010

** Joel C. Puckett Joel C. Puckett	Director	December 29, 2010

** /s/ Robert J. Boulware Robert J. Boulware	Director	December 29, 2010

** /s/ John C. Goff John C. Goff	Director	December 29, 2010

** /s/ John H. Williams John H. Williams	Director	December 29, 2010

** By:	Daniel J. Coots
Attorney-In-Fact